Exhibit 31.4

CERTIFICATIONS

I, Robert M. Vreeland, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Clean Energy Fuels Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2021

By: /s/ Robert M. Vreeland
Robert M. Vreeland
Chief Financial Officer
(Principal Financial Officer)